FS Investment Corporation IV 8-K

Exhibit 99.1

FRANKLIN SQUARE MEDIA CONTACT:

215-495-1174

media@franklinsquare.com

FOR IMMEDIATE RELEASE

FS Investment Corporation IV Commences Operations

Represents fourth generation of Franklin Square’s family of core income-generating BDCs

PHILADELPHIA, PA, January 6, 2016 – FS Investment Corporation IV (FSIC IV), a new business development company sponsored by Franklin Square Capital Partners (Franklin Square), has satisfied its minimum offering requirement, admitted its initial public investors as stockholders and commenced operations. FSIC IV has registered for public sale in a continuous offering up to 250 million shares of common stock.

FSIC IV is a publicly registered, non-traded business development company (BDC) focused on investing primarily in the senior secured debt of private middle market U.S. companies, with the investment objective of generating current income and, to a lesser extent, long-term capital appreciation. It is one of the first BDCs to launch with a commission structure that is responsive to FINRA Regulatory Notice 15-02, lowering both upfront and all-in distribution fees, while seeking to align the interests of financial advisors, investors and the sponsor.

FSIC IV launched with over $9.1 million in capital, which included a meaningful sponsor commitment from affiliates of Franklin Square and FSIC IV’s investment sub-adviser, GSO / Blackstone Debt Funds Management LLC (GSO / Blackstone). GSO / Blackstone is an affiliate of GSO Capital Partners LP (GSO), the credit platform of Blackstone.

Building on the success of its predecessor funds, FS Investment Corporation (NYSE: FSIC), FS Investment Corporation II (FSIC II) and FS Investment Corporation III (FSIC III), FSIC IV will seek to provide investors with a stable level of income and reduce overall portfolio volatility by targeting investments in private U.S. middle market companies. FSIC, Franklin Square’s inaugural fund and the industry’s first non-traded BDC, listed its shares on the New York Stock Exchange on April 16, 2014, marking the first such liquidity event for a non-traded BDC. As a successor fund, FSIC IV intends to provide customized financing solutions to private U.S. middle market companies through the direct lending platform of GSO / Blackstone.

“We are pleased to launch the fourth generation of our core income fund franchise,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC IV. “Just as Franklin Square pioneered the industry’s first non-traded BDC, we believe FSIC IV combines the leading capabilities of our direct origination investment platform with an innovative commission structure that meets the needs of financial advisors and investors.”

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. As of September 30, 2015, the firm managed approximately $17.0 billion in total assets, including $15.7 billion in BDC assets, making it the largest manager of BDCs. For more information, please visit www.franklinsquare.com.

For information about FSIC IV, visit www.franklinsquare.com.

Forward-Looking Statements and Important Disclosures

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC IV. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC IV makes with the U.S. Securities and Exchange Commission. FSIC IV undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

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